Exhibit 1. (a)

GENERAL MOTORS CORPORATION

Underwriting Agreement

Standard Provisions (Debt Securities)

Dated May 24, 2007

From time to time, General Motors Corporation (the “Corporation”), a Delaware corporation, may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein (the “Underwriters”). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. To the extent any terms herein conflict with the terms in such Underwriting Agreement, the Underwriting Agreement shall control.

I.

The Corporation proposes to issue from time to time debt securities (the “Debt Securities”) to be issued pursuant to the provisions of the Indenture dated as of December 7, 1995, between the Corporation and Wilmington Trust Company, as Successor Trustee (the “Trustee”), as amended by a First Supplemental Indenture dated as of March 4, 2002, a Second Supplemental Indenture dated as of November 5, 2004, a Third Supplemental Indenture dated as of November 5, 2004 and a Fourth Supplemental Indenture dated as of November 5, 2004 (together, the “Indenture”). The Debt Securities will have varying designations, maturities, rates and times of payment of interest, if any, selling prices and redemption terms. Particular terms of any series of Debt Securities will be contained in an Underwriting Agreement. The Debt Securities identified in any particular Underwriting Agreement are herein referred to as the “Securities”.

The Corporation has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is contained in the Underwriting Agreement) relating to the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the Securities Act. Such registration statement (and any post-effective amendments thereto, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement” and the related prospectus covering the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. If the Corporation files a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. Any references to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and references to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, that are deemed to be incorporated by reference therein. The term “Permitted Free Writing Prospectus” as used herein means the documents identified as such in the applicable Underwriting Agreement.

II.

The Corporation is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

III.

Payment for the Securities shall be made by wire transfer of immediately available funds, to the account specified by the Corporation to the Manager, on the Closing Date at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Securities are herein referred to as the “Closing Date”.

IV.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Commission, there shall have been no material adverse change (not in the ordinary course of business) in the financial condition of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Disclosure Package, if any, and the Prospectus, and the representations and warranties of the Corporation in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer, including without limitation the Treasurer or Assistant Treasurer of the Corporation (acting on behalf of the Corporation and without personal liability), to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(b) The Manager shall have received on the Closing Date an opinion of the Assistant General Counsel of, or an attorney on, the Legal Staff of the Corporation, or counsel to the Corporation, dated the Closing Date, to the effect set forth in Exhibit A.

(c) The Manager shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B.

(d) The Manager shall have received on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Manager, from Deloitte & Touche LLP, independent accountants, containing statements and information of the type ordinarily included in the accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package, if any, and the Prospectus.

V.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Corporation covenants as follows:

(a) To furnish the Manager, upon written request, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period beginning with the Initial Sale Time and ending on the later of the Closing Date or such date as the Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), as many copies of any Permitted Free Writing Prospectus and the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request.

(b) During the Prospectus Delivery Period, before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

(c) To furnish to the Underwriters upon written request copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus in such quantities as the Underwriters may from time to time reasonably request; and if during the Prospectus Delivery Period, either (i) any event shall have occurred as a result of which the Prospectus or the Disclosure Package as then amended or supplemented would, as determined by the Corporation, include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and in order that timely information is provided pursuant to Rule 159 of the Securities Act, or (ii) for any other reason, as determined by the Corporation, it shall be necessary to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Corporation will (A) notify the Underwriters to suspend offers and sales of the Securities and if notified by the Corporation, the Underwriters shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, and will provide to the Underwriters without charge a reasonable number of copies thereof, which the Underwriters shall use thereafter.

(d) To use its reasonable best efforts to cooperate with the Underwriters and their counsel in connection with the qualification or registration of the Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may reasonably request and to maintain such qualification in effect for as long as may be necessary to complete the sale of the Securities pursuant to this Agreement; provided, however, that in connection therewith the Corporation shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction, or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) The Corporation will make generally available to its security holders and to the Underwriters as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Corporation’s fiscal quarter next following the “effective date” (as defined in Rule 158(c) under the Securities Act) of the Registration Statement with respect to each sale of Securities. If such fiscal quarter is the last fiscal quarter of the Corporation’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

(f) To use its reasonable efforts, in cooperation with the Manager, to cause such Securities as the Corporation and the Manager agree to be accepted for listing on any stock exchange (each, a “Stock Exchange”), in each case as the Corporation and the Manager shall deem to be appropriate. In connection with any such agreement to qualify Securities for listing on a Stock Exchange, the Corporation shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

(g) During the Prospectus Delivery Period, to notify the Underwriters promptly (i) of the filing of any amendment or supplement to the Registration Statement or Prospectus, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act.

(h) The Corporation, during the Prospectus Delivery Period, will file timely (giving effect to any grace periods or extensions available under applicable Commission regulations) all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(i) The Corporation will (i) in respect of the Securities, promptly within the time periods specified therein, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the Securities Act, and (ii) take such steps as it deems necessary to ascertain promptly whether the Permitted Free Writing Prospectus transmitted for filing under Rule 433 of the Securities Act were received for filing by the Commission and, in the event that any was not, it will promptly file the relevant Permitted Free Writing Prospectus.

VI.

The Corporation represents and warrants to each Underwriter as of the date of the Underwriting Agreement and as of the Closing Date that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) as of the applicable effective date of the Registration Statement and any amendment thereto (including the documents incorporated by reference therein), the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) at the time made available by the Corporation to the Underwriters for delivery with respect to the Securities, the Disclosure Package did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) no Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) includes any information that conflicts in any material respect with the information contained in the Registration Statement, including any document incorporated by reference therein, and the Prospectus; notwithstanding the foregoing, the representations and warranties herein shall not apply to statements in or omissions from the Prospectus or an Issuer Free Writing Prospectus (a) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Corporation in writing by any Underwriter expressly for use in such Prospectus or an Issuer Free Writing Prospectus, or (b) any information contained in any “free writing prospectus” (as defined under Rule 405 of the Securities Act) (including any Issuer Free Writing Prospectus) prepared by or on behalf of any Underwriter(s), except to the extent such information has been accurately extracted from the Prospectus or any Issuer Free Writing Prospectus prepared by or on behalf of the Corporation, or otherwise provided in writing by the Corporation and included in such free writing prospectus prepared by or on behalf of any Underwriter(s); (vi) as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and as of the Closing Date will comply in all material respects with the Securities Act, (vii) (a) no litigation or proceeding shall be pending, or, to the knowledge of the Corporation, threatened, to restrain or enjoin the issuance or delivery of the

Securities, or which in any way questions or affects the validity of the Securities and (b) the Corporation has filed the Registration Statement with the Commission and such Registration Statement is effective under the Securities Act; [alternative paragraph (b) if new Shelf filed — (b) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Corporation;] and the Corporation is a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer”, as defined in Rule 405 at the “determination dates” relevant to the offering and sale of notes under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or, to the knowledge of the Corporation, threatened by, the Commission and there has been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the Closing Date (exclusive of any amendment or supplement thereto subsequent to the date of the Underwriting Agreement; (viii) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority in the United States is required on the part of the Corporation for the issuance of the Securities in accordance with the Indenture or the sale of the Securities in accordance with this Agreement other than (a) the registration of the Securities under the Securities Act, (b) qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and (c) compliance with the securities or “Blue Sky” laws of various jurisdictions; (ix) the execution and delivery of the Indenture, the issuance of the Securities in accordance with the Indenture and the sale of the Securities pursuant to this Agreement do not and will not contravene any provision of applicable law or result in any violation by the Corporation of any of the terms or provisions of the Certification of Incorporation or By-Laws of the Corporation, or any indenture, mortgage or other agreement or instrument by which the Corporation is bound; (x) the aggregate principal amount of the Corporation’s Securities outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors (or Event Financing Committee) of the Corporation; (xi) no event exists which would constitute an event of default under the Indenture; and (xii) the Corporation has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act. The representations, warranties and covenants of the Corporation shall survive the execution and delivery of this Agreement and the issuance and sale of the Securities. The Corporation acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Article IV hereof, counsel for the Corporation and counsel for the Underwriters, will rely upon the accuracy and truth of the representations contained in this Agreement and hereby consent to such reliance.

Except as otherwise agreed by the Corporation and specified in an Underwriting Agreement with respect to the Securities, each of the Underwriters, severally and not jointly, represents, warrants and covenants to the Corporation that it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Corporation pursuant to Rule 433 under the

Securities Act; provided, that, if so specified in the Underwriting Agreement or the Corporation shall otherwise so notify the Underwriters in writing, the Underwriter will make no offer relating to the Securities that will constitute a free writing prospectus as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus, without the prior written consent of the Corporation. Any free writing prospectus or Permitted Free Writing Prospectus prepared by or on behalf of such Underwriter will only be used by such Underwriter if it complies in all material respects with the requirements of the Securities Act.

Each of the Underwriters, severally and not jointly, represents, warrants and covenants to the Corporation that, it is aware that other than registering the Securities under the Securities Act, and complying with any applicable state securities, or “Blue Sky”, laws, no action has been or will be taken by the Corporation that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required. Accordingly, each Underwriter agrees that it will observe all applicable laws and regulations in each jurisdiction in or from which it may directly or indirectly acquire, offer, sell or deliver Securities or have in its possession or distribute the Prospectus or any other offering material relating to the Securities and each Underwriter will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under the laws and regulations in force in any such jurisdiction to which it is subject or in which it makes such purchase, offer or sale. Neither the Corporation nor any Underwriter shall have any responsibility for determining what compliance is necessary by any other Underwriter or for such other Underwriter obtaining such consents, approvals or permissions. Each Underwriter further agrees that it will take no action that will impose any obligations on the Corporation or the other Underwriters. Subject to as provided above, each Underwriter shall, unless prohibited by applicable law, not enter into a contract of sale with any prospective purchaser of the Securities until the Disclosure Package has been conveyed to the prospective purchaser. Subject to as provided above, each Underwriter shall, unless prohibited by applicable law, furnish to each person to whom it offers, sells or delivers Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. The Underwriters are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities.

VII.

The Corporation agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter and each of such Underwriter’s and such person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or the Disclosure Package, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that the Corporation shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by an Underwriter to the Corporation expressly for use in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or the Disclosure Package or any amendment or supplement thereto; provided, however, that the foregoing indemnity agreement with respect to the Disclosure Package shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter where (i) prior to the Initial Sale Time the Corporation shall have notified such Underwriter that the Disclosure Package (as it existed prior to the Initial Sale Time) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in the Disclosure Package or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the Act) and such corrected Disclosure Package or issuer free writing prospectus was provided to such Underwriter a reasonable amount of time in advance of the Initial Sale Time such that the corrected Disclosure Package or issuer free writing prospectus could have been provided to such person prior to the Initial Sale Time, (iii) such corrected Disclosure Package or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Initial Sale Time, and (iv) such loss, claim, damage or liability would not have occurred had the corrected Disclosure Package or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person as provided for in clause (iii) above.

Each Underwriter severally agrees to indemnify and hold harmless the Corporation, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Corporation, and the Corporation’s and such person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Permitted Free Writing Prospectus, the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of the Underwriter, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case as to the Registration Statement, any Permitted Free Writing Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus entitled “Underwriting” or any amendment or supplement thereto, only with respect to the names of the underwriters appearing on the front and back cover page of the Preliminary Prospectus or the Prospectus, if any, the names of the Underwriters, amount of any selling concession and reallowance and any discussion of any stabilization activities, over allotment activities, penalty bids or similar types of activities appearing under the heading “Underwriting” in the Preliminary Prospectus or the Prospectus, or was otherwise made in reliance on and in conformity with written information furnished to the Corporation by you expressly for use in the Registration Statement, any Permitted Free Writing Prospectus, the Disclosure Package, the Prospectus, or is contained in any free writing prospectus that is not a Permitted Free Writing Prospectus prepared by or on behalf of the Underwriter (except to the extent such information has been accurately extracted from the Prospectus or any Permitted Free Writing Prospectus prepared by or on behalf of the Corporation), or any amendment or supplement thereto.

Each Underwriter severally agrees to indemnify and hold harmless the Corporation, each director and officer of the Corporation and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Corporation against any and all losses, claims, damages, liabilities, expenses, actions and demands to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim, action or demand) under the law of any jurisdiction, or which may be made against them arising out of, or in connection with, the breach of such Underwriter of any of the terms, conditions, agreements and representations of Article VI of this Agreement.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel relating to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The indemnity agreements contained in this Article VII and the representations and warranties of the Corporation and the Underwriters in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Securities.

VIII.

The Manager on behalf of the Underwriters may terminate this Agreement (upon consultation with the Corporation) at any time prior to the time on the Closing Date at which payment would otherwise be due under this Agreement to the Corporation if in the opinion of the Manager, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in its view will have a materially adverse effect on the success of the offering and distribution of or a secondary market for the offered Securities. In the event of any such termination and after consultation with the Corporation, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of any Underwriter or on the part of the Corporation and each party will pay its own expenses.

IX.

The Corporation and each Underwriter acknowledge and agree that, except to the extent expressly set forth herein, each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Corporation with respect to the offering of the Securities contemplated by this Agreement (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Corporation or any other person. Each Underwriter represents and warrants to the Corporation that, except as previously disclosed in writing to the Corporation, neither the Underwriter nor any affiliate thereof, to the best of their respective knowledge, has any current arrangement with any third party which would permit such Underwriter or any such affiliate to benefit financially, directly or indirectly, from the Underwriter’s participation in the determination of the terms of the offering, including the pricing of the Securities. Additionally, each Underwriter is not advising the Corporation or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Corporation shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Corporation with respect thereto. Any review by the Underwriters of the Corporation, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Corporation.

X.

This Agreement shall be binding upon the Underwriters and the Corporation, and inure solely to the benefit of the Underwriters and the Corporation and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XI.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Underwriter shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), or registered mail to such Underwriter at its address, or facsimile number set forth below by such Underwriter’s signature and if to the Corporation shall be sufficient in all respects if delivered or sent by facsimile or registered mail to the Corporation at 300 Renaissance Center, Detroit, Michigan 48265, facsimile number 313-665-4979, marked for the attention of the Secretary. Notices shall be provided to the Underwriters at the addresses and facsimile numbers set forth in the Underwriting Agreement. All such notices shall be effective on receipt.

XII.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Corporation to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement, the Corporation will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

XIII.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XIV.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

UNDERWRITING AGREEMENT

Date [                    ], 20

General Motors Corporation

767 Fifth Avenue

New York, NY 10153

Dear Sirs:

We (the “Underwriters”) understand that GENERAL MOTORS CORPORATION, a Delaware corporation (the “Corporation”), proposes to issue and sell $             aggregate principal amount of     % Due                     , 20     (the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and we agree to purchase, severally and not jointly, the principal amounts of such Securities set forth below opposite our names at % of their principal amount and accrued interest, if any, from                     , 20     to the date of payment and delivery:

Name of Underwriter	Principal Amount

$

The Underwriters will pay for such Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10.00 A.M. (New York time) on                     , 20     , or such later time not later than                     , 20    , as shall be designated by the Manager (the “Closing Date”).

The Securities shall have the terms set forth in the Corporation’s Prospectus Supplement dated                     , 20     relating to the Securities and the Prospectus dated                     , 20     and the Terms Agreement attached hereto as Schedule I. The File No. of the Registration Statement relating to the Securities is 333-xxxxxx.

“Initial Sale Time” shall mean [            :            } [am/pm] Eastern Time on the date of this Underwriting Agreement.

“Disclosure Package” shall mean a Preliminary Prospectus Supplement dated                              [                    ], 200     together with the Permitted Free Writing Prospectus(es) (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto.

All the provisions contained in the document entitled General Motors Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated                     , 20     a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term “Manager” as used therein, for purposes of this Agreement, means [name of Underwriter][each of [Names of Underwriters]].

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours, [Name of Underwriter] On behalf of itself and the other Underwriters named heretofore

By:

Accepted GENERAL MOTORS CORPORATION

By:

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SCHEDULE I

TERM SHEET

Issuer:	General Motors Corporation
Issue Ratings:
Size:	$
Security Type:
Maturity:
Interest Rate:
Interest Payment Dates:
[Redemption Provisions:]
Price:
Yield:
[Spread and/or other Floating Rate Information:]
[Other Principal Terms:]
Joint Bookrunning Managers:
Co-Managers:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [name of underwriter] toll-free at                     .

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SCHEDULE II

PERMITTED FREE WRITING PROSPECTUS

1.	The Term Sheet attached as Schedule I hereto.

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EXHIBIT A

OPINION OF THE LEGAL STAFF OF THE CORPORATION

[Date]

[Name[s] of managing underwriter[s]]

    as Representative[s] of the several Underwriters named in

    the Underwriting Agreement referred to below

[c/o][[name of lead manager]]

[address of lead manager]

Ladies and Gentlemen:

I am issuing this letter in my capacity as an Attorney on the Legal Staff of General Motors Corporation (the “Corporation”) in response to the requirements of the Underwriting Agreement, dated [                    ], 20[    ], (the “Underwriting Agreement”) by and among the Corporation and [            ] (the “Managers”) [, as representatives of the several underwriters named in the Underwriting Agreement]. The Underwriting Agreement relates to the offering (the “Offering”) of [title of debt securities] of the Corporation (the “Securities”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, I have among other things read:

(a) the Registration Statement on Form S-3 (Registration No. 333-xxxxxx) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Offering under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, as amended and including the information incorporated therein by reference, and as constituted at the time any part thereof became effective, is herein collectively called the “Registration Statement”);

(b) the Prospectus of the Corporation dated [                    ], 20[    ] and the Prospectus Supplement dated [                    ], 20[    ], (which Prospectus and Prospectus Supplement, including the information incorporated therein by reference, are herein collectively called the “Prospectus”);

(c) the preliminary prospectus supplement dated                     , 20     (the “Preliminary Prospectus”) together with the Permitted Free Writing Prospectus(es) listed on Schedule II to the Underwriting Agreement;

(d) the Indenture, dated as of December 7, 1995, (the “Indenture”) by and between the Corporation and Wilmington Trust Company as Successor Trustee, the First Supplemental Indenture thereto, dated as of March 4, 2002 (the “First Supplemental Indenture”), the Second Supplemental Indenture thereto, dated as of November 5, 2004 (the “Second Supplemental Indenture”), the Third Supplemental Indenture thereto, dated as of November 5, 2004 (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture thereto, dated as of November 5, 2004 (the “Fourth Supplemental Indenture”);

(e) an executed copy of the Underwriting Agreement;

(f) a specimen of the Securities;

(g) a copy of the resolutions of the Board of Directors of the Corporation (the “Board”) adopted on [                    ], 20 [    ] and the resolutions of the Event Financing Committee of the Board adopted on [                    ], 20 [    ] ;

(h) a copy of the Certificate of Incorporation, certified as of a recent date by the Secretary of State of Delaware;

(i) a copy of the By-Laws of the Corporation; and

(j) copies of all certificates and other documents delivered today in connection with the consummation of the Offering.

In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinions expressed below. I have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

I have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for my examination.

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

(i) the Corporation is validly existing as a corporation and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole;

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(ii) the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture have been duly authorized, executed and delivered by the Corporation, are a valid and binding agreements of the Corporation, enforceable against the Corporation, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”);

(iii) the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Corporation, enforceable against the Corporation, assuming the due authorization, execution and delivery by the Trustee of the Indenture and the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture;

(iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation, is a valid and binding agreement of the Corporation and enforceable against the Corporation in accordance with its terms;

(v) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Corporation for the issuance of the Securities in accordance with the Indenture or the sale of the Securities in accordance with the Underwriting Agreement, other than the registration of the Securities under the Securities Act, qualification of the Indenture under the TIA, the listing of the Securities and compliance with any laws of any foreign jurisdiction or the state securities or “blue sky” laws of various jurisdictions;

(vi) the issuance of the Securities in accordance with the Indenture and the sale of the Securities pursuant to the Underwriting Agreement, do not contravene any provision of applicable law (except I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or result in any violation by the Corporation of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Corporation or of any material indenture, mortgage or other agreement or instrument known to me, by which the Corporation is bound (except that I express no opinion as to compliance with any financial tests or cross-default provision in any such agreement);

(vii) the statements in the Prospectus under “Description of Notes” insofar as such statements constitute summaries of the documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such documents and proceedings;

(viii) each document filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except as to financial statements contained therein, as to which I do not express any opinion) and incorporated by reference in the Prospectus complied when so filed, or at the time of any amendment, as to form in all material respects with the Exchange Act and the rules and regulations thereunder; and

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(ix) the Registration Statement is effective under the Securities Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefore initiated or threatened by the Commission.

With respect to clause (viii) above, my opinion is based upon the participation by one or more attorneys, who are members of the General Motors Legal Staff with whom I have worked, in the preparation of the Registration Statement and the Prospectus and review and discussion of the contents thereof and upon my general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Corporation and its auditors, but is without independent check or verification except as stated herein.

***********

Except as set forth in clause (vii) above, I make no representation that I have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair (including the actions described in the next paragraph).

I have participated in the preparation of the Registration Statement, the Prospectus and the Disclosure Package. During the course of such preparation, I have examined various documents, including those listed at the beginning of this letter, and have participated in various conferences with representatives of and other counsel of the Corporation, and with representatives of the independent accountants for the Corporation and representatives of and counsel to the Managers, at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package (and the documents incorporated therein by reference) were reviewed and discussed.

Based on my participation in the conferences and discussions identified above, my understanding of applicable law and the experience that I have gained in the practice thereunder, and relying as to factual matters to the extent deemed appropriate by me upon the representations and statements of officers and other representatives of the Corporation, advise you that no fact came to my attention to cause me to conclude that (i) each part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) as of the effective date of the Registration Statement, neither the Registration Statement nor the Prospectus appeared on its face not to be responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (iv) the Disclosure Package as of the Effective Time contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for in each case, financial statements and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom as to which I express no opinion.

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************

I have assumed for purposes of this letter the following: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine (except that I make no such assumption in respect to the Underwriting Agreement); that the Underwriting Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Corporation); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.

In preparing this letter I have relied without independent verification upon the following: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Corporation; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph (i), I have relied exclusively upon a certificate issued by a governmental authority in the relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. I have not undertaken any investigation or search of court records for purposes of this letter.

I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

[I am a member of the Bar of the State of New York and] my advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware, [the laws of the State of New York] or the federal law of the United States. I express no opinion with respect to any state securities or “blue sky” laws or regulations, any foreign laws, statutes, governmental rules or regulations or any laws, statutes governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or

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(ii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters.

My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

My opinion in clauses (ii), (iii) and (iv) are subject to the reservations and qualifications that enforcement may be limited or affected by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and that rights to indemnity under the Underwriting Agreement may be limited under applicable U.S. Federal or state law.

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

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EXHIBIT B

OPINION OF COUNSEL FOR THE UNDERWRITERS

[Date]

[Name[s] of managing underwriter[s]]

    as Representative[s] of the several Underwriters named in

    the Underwriting Agreement referred to below

[c/o][[name of lead manager]]

[address of lead manager]

Ladies and Gentlemen:

We have acted as counsel for you and the other several Underwriters named in the Underwriting Agreement dated [date] (the “Underwriting Agreement”) with General Motors Corporation, a Delaware corporation (the “Corporation”), under which you and such other Underwriters have severally agreed to purchase from the Corporation $[insert principal amount] aggregate principal amount of its [title of the securities] (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture, dated as of December 7, 1995, as amended, between the Corporation and Wilmington Trust Company, as successor trustee (the “Trustee”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also reviewed the Corporation’s registration statement on Form S-3 (File No. 333-xxxxxx) [and Amendments Nos.                      thereto] (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Corporation and have participated in the preparation of [the preliminary prospectus supplement dated [                    ], 20[    ] (the “Preliminary Prospectus Supplement”) relating to the Securities,] [list free writing prospectuses, if any, that form part of the Disclosure Package to be covered by the opinion] [and] the prospectus supplement dated [                    ], 20[    ] relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on [date of filing] pursuant to Rule 462(e)]. In addition, we have been advised by the staff of the Commission] that the registration statement was declared effective under the Act and the Indenture qualified under the Trust Indenture Act, on [insert date of effectiveness].] The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated [                    ], 20[    ] relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by [the Preliminary Prospectus Supplement], together with the free writing prospectus set forth in Schedule I to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Corporation to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.

We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

Based upon the foregoing, we are of the opinion that:

1. The Indenture has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

2. The Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Corporation.

We have considered the statements included in the Prospectus under the captions “Description of the Debt Securities”, and “Underwriting” insofar as they summarize provisions of the Indenture, the Securities and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the Disclosure Package or the Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Corporation the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material

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respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and (ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities, (a) on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the [Time of Sale], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, we have not been called to pass upon, and we express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement, the Disclosure Package or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no opinion or belief as to the conveyance of the Disclosure Package or the information contained therein to investors.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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